UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             October 2, 2002
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                              MATLACK SYSTEMS, INC.
                   (Debtor-In-Possession as of March 29, 2001)
             (Exact name of registrant as specified in its charter)

           Delaware                     1-10105              51-0310173
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(State or Other Jurisdiction of       (Commission         (I.R.S. Employer
Incorporation or Organization)       File Number)      Identification Number)

        One Rollins Plaza, Wilmington, Delaware                   19803
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       (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:               (302) 426-3400
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.       Other Events.

         Matlack Systems, Inc., a Delaware corporation (the "Company"), and all of its direct and indirect wholly owned subsidiaries (with the Company, the "Matlack Entities") are the subjects of a voluntary petition seeking protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), which are consolidated for the purpose of joint administration as Case No. 01-1114
(MFW) (the "Bankruptcy Proceedings"). On October 2, 2002, the Company, acting on behalf of all of the Matlack Entities, filed with the Bankruptcy Court an application to convert the Bankruptcy Proceedings into a voluntary liquidation under Chapter 7 of the United States Bankruptcy Code. The Matlack Entities believe that they are entitled as a matter of right to effect the conversion. The Company expects that, after the conversion, the United States Trustee will appoint a trustee for the remaining assets of the Matlack Entities. The Company expects the Bankruptcy Court to approve the application for conversion at a hearing to be held on October 17, 2002.

         Following  the  filing  of  the   application  for  conversion  of  the
Bankruptcy Proceedings into a voluntary liquidation, the Matlack Entities terminated all of their remaining employees but Stephen E. Judge, the Company's Chief Reorganization Officer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MATLACK SYSTEMS, INC.


Dated:   October 9, 2002                  By: /s/ Stephen E. Judge
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                                              Stephen E. Judge
                                              Chief Reorganization Officer